                                                                   Exhibit 10.18

                              DEVELOPMENT AGREEMENT

     THIS DEVELOPMENT AGREEMENT is made as of this 17th day of June, 1997 by and among the CITY OF BETTENDORF, a municipal corporation of the State of Iowa (the "City") and LADY LUCK BETTENDORF, L.C., an Iowa limited liability company, LADY LUCK QUAD CITIES, INC., a Delaware corporation and BETTENDORF RIVERFRONT DEVELOPMENT COMPANY, L.C., an Iowa limited liability company (hereinafter collectively referred to as "Lady Luck").

     WHEREAS, the City desires to assist in the participation of the redevelopment of the former J.I. Case property; and

     WHEREAS, the acquisition of real estate and construction of certain public access improvements (as described below) for public use will benefit the residents of the City with additional public parking and increased access to the riverfront; and

     WHEREAS, the site and surrounding area have been found by the City to be an area deserving of urban renewal - economic redevelopment status, which status authorizes the development of a tax increment financing District to fund certain public and private improvements in District 1 under Ordinance 36-90 (the "District"); and

     WHEREAS, this Agreement is in the public's interest and in furtherance of the urban renewal plan; and

     WHEREAS, this Agreement will assist in the redevelopment of such property, provide additional parking for the downtown area and increase public access to the riverfront; and

     WHEREAS, this Agreement shall detail certain limits on the District funds and the manner of their expenditure; and

     WHEREAS, the purpose of this Agreement is to increase public access to the City's riverfront and downtown, ensure both increased tax base within the community and further job opportunities for the residents of the City; and

     WHEREAS, City participation in the below described project will diversify the tax base by increasing commercial property development, make it more likely that the Bettendorf Riverfront Development Company will be able to market and fill the commercial center adjacent to the Lady Luck boat, and will springboard other phases of expansion of the former J.I. Case site; and

     WHEREAS, in order to accomplish the foregoing purposes, Lady Luck has assembled a development site, as more particularly set forth on Exhibit "A" (the "Property"); and

     WHEREAS, it is a goal of this Agreement to provide the improvements called for herein without adversely impacting the current revenues of the Bettendorf School District and Scott County.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.   The Project.
          -----------

     Lady Luck and the City agree to develop the Property as a joint project which will be known as the Bettendorf Downtown Riverfront Project (the "Project") which shall be comprised of the following elements ("Project Improvements");

     A.   Waterfront hotel and restaurant as set forth on Exhibit "B" (the
          "Hotel");

     B. A railroad overpass for vehicular access from State Street to the Hotel as set forth on Exhibit "C" (the "Overpass");

     C. The Bettendorf Downtown Riverfront Parking Center consisting of a multi-level 500 car parking ramp as set forth on Exhibit "D" (the "Parking Facility");

     D. An improved area for public parking on State Street as set forth on Exhibit "E" (the "Parking Courtyard");

     E. The Marina with seasonal and transient docking facilities as set forth on Exhibit "F" (the "Marina");

     2.   Lady Luck Obligations.
          ----------------------

     A. Lady Luck shall design and construct or cause to be constructed) the Hotel, Overpass, Parking Facility and Marina. Lady Luck shall consult with the City in all matters relating to the development and construction of these improvements, and shall comply with all laws regarding site plan approvals and permitting. This consultation shall include, without limitation, the following matters:

          i.   The design and construction of the improvements;

          ii. The selection, approval, hiring and discharge of engineers, architects, contractors, subcontractors, professionals and other third parties;

          iii. The negotiation and execution of contracts, agreements, easements, and other documents with third parties; and

          iv. The preparation of budgets, cost estimates, financial projections, statements, information and reports as Lady Luck deems appropriate.

     B. The City shall not, in this consultation, unreasonably withhold or delay its approval.

     C. Lady Luck shall demolish the Plaza Building at 1823 State Street at its cost (including any environmental remediation as required by applicable law), shall backfill the building footprint with appropriate fill materials including a top layer of soil sufficient to sustain grass (which shall be initially sodded by Lady Luck) and shall cause the real estate (as legally described on Exhibit "E-1") to be donated to the City for the City's use.

     D.   Lady Luck shall pay all real estate taxes imposed on the Property.

     E. Lady Luck shall pay to the City one-half of the damages awarded to (or the settlement amount negotiated with) the owners of the real estate fronting on George Thuenen Drive arising out of the taking of any access thereto by the construction of the Overpass.

     F. For the life of bonds issued by the City to finance its obligations hereunder, Lady Luck or its assignees shall not object to a minimum assessed valuation of the Hotel, Parking Facility and Marina in an amount of $32 million commencing December 31, 1997.

     G. Lady Luck shall pay a maintenance fee of Fifty Thousand Dollars ($50,000) per year commencing on January 1 following completion of construction of the Overpass and each year thereafter for fifteen (15) years (or a total of fifteen (15) payments). The City shall deposit these fees into a trust and agency account to use for the repair and/or replacement of the Overpass. Further, in the event traffic conditions require signalization at the intersection of State Street and George Thuenen Drive, Lady Luck will reimburse the city for the cost of the signals and the installation thereof and any surface modification required thereby. However, the City agrees that it will not require such signalization during the initial traffic assessment period which shall be the two (2) year period following completion of the Overpass. However, nothing in this Agreement shall be deemed to give Lady Luck any special legal entitlements for use of the Overpass and related site improvements.

         3.   City Obligations.
              ----------------

         A. After the execution of this Development Agreement, the City shall cause to be issued tax increment financing bonds or notes in sufficient amounts to meet the obligations contained herein. Interest for said bonds or notes shall be as established at competitive bid or pursuant to a loan agreement and private negotiated sale. Interest and principal shall first be paid from incremental proceeds generated solely by the Project. In the event additional proceeds are necessary, they shall be derived from increment within the District.

         B. The City agrees to purchase from Lady Luck the Overpass for a purchase price equal to the documented costs of the Overpass' design, development, construction and related site work and to pay to Lady Luck to offset its costs of design and construction of the Parking Facility, Marina and related site work, sums not to exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) in total, which amount shall be funded by the aforementioned tax increment financing and advanced to the contractors per the agreed upon construction schedule. In the event additional expenditures are required for construction which exceed the aforementioned Seven Million Five Hundred Thousand Dollar ($7,500,000) threshold, those excess costs shall be borne by Lady Luck. In the event the tax increment financing proceeds are in excess of the documented costs by Lady Luck for the design, development and construction of the Parking Facility, Marina, Overpass and related site work, the balance of those proceeds shall be used by the city for other Project Improvements within the District as authorized by law. In the event insufficient tax increment is created to fund the documented costs up to the Seven Million Five Hundred Thousand Dollar ($7,500,000) threshold referred to above, any annual shortfall necessary to fund the aforementioned bonds shall be covered by the City utilizing revenues obtained from taxes and fees generated by Lady Luck. Once the foregoing $7,500,000 threshold is established, Lady Luck Bettendorf agrees to cover any shortfall in incremental income from the District necessary for the payment of the bonds or notes (due to failure of the Assessor to assess the Hotel, Parking Facility and Marina at the minimum assessed valuation of $32 million or any other reason). In the event of such a shortfall, Lady Luck Bettendorf shall provide the City with sufficient funds to compensate for the shortfall, which funds shall be treated as payments in lieu of taxes.

         C. The City shall have the ability to use all funds generated by the coverage ratio to the extent the District provides revenues necessary for coverage pursuant the documents for sale of the bonds. Such coverage funds may be used by the City to repay the Bettendorf School District and Scott County any shortfall of revenue from the existing increment incurred by virtue of this Agreement.

         4. Site Plan.
            ---------

         A. Within 30 days from the date of execution of this Agreement, Lady Luck shall submit a site plan and design development documents (the "Design Development Documents") for the area as it will look upon completion of the Project. The Design Development Documents shall include the location and size of all Project Improvements required by this Agreement. Lady Luck shall secure the appropriate approvals from the City so that such documents conform to all relevant zoning, building, fire, landscape, and stormwater detention codes which are then in effect.

         B. The Design Development Documents shall serve as the baseline for the construction documents. From the completion of the Design Development Documents until the completion of the final construction documents, Lady Luck will consult with the City prior to any major change to the Design Development Documents. The City may also propose changes to the Design Development Documents. The construction documents shall include all detailed final working drawings and specifications as are usual and customary in a project of this size and scope.

         C. Subject to Unavoidable Delays, which are defined as delays as the result of strikes, unforeseeable and unavoidable casualties, governmental actions, judicial actions commenced by third parties, weather, floods, other acts of God or other causes and event outside of Lady Luck's control, Lady Luck shall have the Project Improvements completed according to the Construction Schedule attached as Exhibit "G", to which Lady Luck and the City shall use their best efforts to adhere. The Construction Schedule has been established to coordinate completion times of each Project Improvement. It is the intention of the parties that the Marina, Overpass and Parking Facility be completed prior to the Hotel opening (or as soon thereafter as is commercially reasonable). In the event the construction of the Marina is not completed before April 1 following the completion of the Hotel, Lady Luck shall pay the City a penalty of $100,000 per month for each month or prorated portion thereof after such April 1 date until the completion date of the Marina, unless such delay is caused by a force majeure in the contract of Lady Luck's Marina contractor or other cause outside of the control of Lady Luck.

         5. Conditions Precedent.
            --------------------

         The following matters shall have been satisfied before any of the parties to this Agreement are bound by their undertakings and obligations:

            A. Lady Luck shall have executed construction agreements for the Hotel, Marina, Overpass and Parking Facility.

            B. Lady Luck shall have secured a firm commitment for financing the construction of the Hotel and shall have received satisfactory evidence of sufficient funding for the aforementioned tax increment financing.

            C. Lady Luck shall have received all necessary approvals from any governmental agency, utility, railroad or other entity whose approval is required for Lady Luck's undertakings and obligations under this Agreement specifically including, but not limited to approval of this Agreement by the Iowa Racing and Gaming Commission.

            D. Each of the parties hereto shall have properly approved, authorized, and executed an original counterpart of this Agreement. Each party hereto represents and warrants to the other parties that this Agreement has been duly approved by its governing body, which has by proper proceedings authorized the execution and delivery of this Agreement and the performance of each and every undertaking of such party herein contained.

         6. Term.
            ----

         If any of the foregoing conditions precedent does not occur within twelve (12) months of the date of this Agreement, either party may terminate this Agreement upon written notice to the other party. This Agreement shall remain in full force and effect for the life of the bonds issued by the City to finance its obligations under this Agreement. However, the parties' obligations to pay into, maintain and administer the repair/replacement account under paragraph 2(G) hereof shall survive and extend beyond the term of this Agreement.

         7. Limitation Upon Encumbrance of Property.
            ---------------------------------------

         Lady Luck shall not engage in any financing or any other transaction creating any mortgage or other encumbrances or lien upon the Project Improvements as outlined above, except with the consent of the City which consent shall not be unreasonably withheld. Creating encumbrances for the purpose of obtaining funds necessary for the construction of the Project Improvements shall not be subject to the limitations of this paragraph.

         8. Dedication to Public of Assets.
            ------------------------------

         Upon completion, the Overpass shall be transferred to the City for general public use and without any special legal entitlements to use by any private person. Such transfer may be by dedication, easement, or deed, as appropriate. All transfers to the City shall be free of any liens, and shall be without known hazard. Upon demolition, clean up and remediation, if any, of the Plaza building site, such ground shall also be transferred to the City, free of lien or hazards.

         Acquisition of these sites represents an urban renewal project within the meaning of Iowa Code Section 403.17(24) and 384.95.

         9.    Certification of Cost.
               ---------------------

         Lady Luck agrees to allow the city reasonable access to financial records after giving Lady Luck reasonable notice in order to verify that the amounts listed for the Project Improvements described above have been spent toward the completion of those Project Improvements. Lady Luck shall advise and consult with the City or its financial advisor regarding the business plan for the Marina and Hotel.

         10.   Maintenance by the City.
               -----------------------

         The following areas of the Project Improvements shall be maintained by the City upon completion and transfer to the City:

         A.         All surfaces of the Overpass and any connection access ways.

         B.         All lights whose purpose is the illumination of Overpass.

         11.   Cooperation by City.
               -------------------

         The City agrees to cooperate in good faith with Lady Luck in connection with the performance of all of the activities contemplated herein and to use all reasonable efforts and diligence to promptly respond to any reasonable requests or notices received by it from Lady Luck pursuant to the terms hereof. The City further agrees to consider in good faith any required variance from the terms of this Agreement regarding Lady Luck's performance or the construction of the Project Improvements which may be reasonably necessary to allow for the completion thereof or which the city may reasonably determine to be in the best interests of the District and the residents of the City.

         12.   Noncompliance/Mediation/Arbitration.
               -----------------------------------

         In the event of any breach of any covenant, agreement, restriction or regulation contained in this Agreement, by Lady Luck or the City, the dispute shall be first mediated and then (if necessary) arbitrated. Only after a good faith effort to mediate such dispute has failed shall the matter proceed to arbitration. On the written notice of either party to the other of a breach of this Agreement, each party shall designate their representatives and shall meet within three (3) days after receipt of the notice. The parties themselves shall then attempt to resolve the dispute within fourteen (14) days of the meeting. Should the parties be unable to agree upon a resolution of the dispute, the parties agree that Federal Mediation and Conciliation Service shall be appointed as mediator/arbitrator, whose decision(s) shall be final, and judgment may be made and entered in any court in accordance therewith (except that either party may petition a court of competent jurisdiction for review of errors of law). Either party may notify the mediator/arbitrator and so commence the mediation/arbitration process. The mediator/arbitrator shall meet with the parties to hear the dispute within ten (10) days of such notification and shall attempt to resolve the dispute or issue his arbitration decision within fourteen
(14) days of the first meeting. Each party shall abide by the decision of the mediator/arbitrator and shall pay the amounts, costs and expenses as awarded by the mediator/arbitrator with the mediator/arbitrator fee to be borne equally by both parties. The parties further agree that the nonbreaching party may institute separate legal proceedings to enjoin the threatened or attempted violation of any covenant, agreement, restriction or regulation contained herein. The parties agree that specific performance may accordingly be a remedy for and ordered by any court.

         13.      The Boat Lady Luck.
                  ------------------

                  For so long as the City has any debt outstanding (tax increment financing or refinancing or refunding notes, bonds, or other financial obligations) dependent upon the property taxes generated by this site (as shown on the site plan referred to in Section 4) Lady Luck shall continue to operate the Lady Luck boat, or a boat of similar capacity, at the site (except for the minimum time necessary to conduct the requisite hull inspection required by the U.S. Coast Guard or similar governmental requirements).

         14.      Additional Projects.
                  -------------------

                  It is intended by the parties that this project is intended to be Phase I of further development on the site. Such further development will include expansion of the Marina and Pavilion. Within 24 months of the completion of the improvements contained herein the parties shall develop a plan and timetable for the next phase improvements. Lady Luck shall consult with the City in the preparation of this development plan.

         15.      Premiere Facility.
                  -----------------

                  It is the intent of the parties that the Lady Luck boat and new Hotel continue to be the premiere facilities in the Quad City area with facilities and amenities warranting at least a three diamond rating by the American Automobile Association, Mobil or such similarly published rating service. Lady Luck shall ensure that it or its assigns and successors shall reserve such funds as are necessary to continue to maintain these facilities in a first class condition.

         16.      Floodwall.
                  ---------

     No construction or finished improvement shall interfere with the ability of the City or Corps of Engineers to maintain the floodwall or interceptor sewer along Lady Luck property.

         17.      Consultation During Construction.
                  --------------------------------

                  Lady Luck will consult with representatives of the City at least monthly during construction to discuss progress of the Project.

         18.      Risk of Loss.
                  ------------

                  Until such time as the City accepts any property deeded to it, Lady Luck shall bear all risk of loss or risk of harm to others, occurring by virtue of this project, and shall indemnify and hold harmless the City therefrom.

         19.      Insufficient Funds.
                  ------------------

                  In the event Lady Luck does not fund the payment of its obligations described herein, Lady Luck agrees to pay the City an additional 25(cent) per person for each person entering the Lady Luck boat (which additional sums shall be used to pay these obligations), paid with and on the same schedule as the 50(cent) currently being paid. Such fee will thereafter continue until such obligations are paid.

         20.      Bike Path.
                  ---------

                  Lady Luck shall allow a bike path to be placed through the Property as agreed upon by the parties. Construction of a minimum six foot pedestrian walkway on the Overpass on Thuenen

Drive shall be a part of that project. Construction of the bike path on other parts of the site shall be at the City's expense.

         21.      Additional Agreements.
                  ---------------------

         From time to time hereafter without further consideration, the parties agree to execute and deliver, or cause to be executed and delivered, such further agreements and instruments, and shall take such other actions, as any party may reasonably request in order to more effectively memorialize, confirm and effectuate the intentions, undertakings and obligations contemplated by this Agreement.

         22.      Counterparts.
                  ------------

         This Agreement may be executed in any number of counterparts with the same effect as if the parties hereto had signed the same document. All such counterparts shall constitute one instrument.

         Dated this 23/rd/ day of June, 1997.

                                  CITY OF BETTENDORF

                                  By___________________________________________
                                             Mayor

                                  By___________________________________________
                                             City Administrator

Dated this 17th day of June, 1997.

                             LADY LUCK BETTENDORF, L.C.


                             By _______________________________________________


                             By _______________________________________________


Dated this 17th day of June, 1997.


                             BETTENDORF RIVERFRONT
                             DEVELOPMENT COMPANY, L.C.


                             By________________________________________________


Dated this 17th day of June, 1997.


                             LADY LUCK QUAD CITIES, INC.


                             By________________________________________________

                       AMENDMENT TO DEVELOPMENT AGREEMENT
                       ----------------------------------

     THIS AMENDMENT TO DEVELOPMENT AGREEMENT (the "Amendment") is made this _____ day of August, 1998, by and among GREEN BRIDGE COMPANY, an Iowa corporation, BETTENDORF RIVERFRONT DEVELOPMENT COMPANY, L.C., an Iowa limited liability company, LADY LUCK GAMING CORPORATION, a Delaware corporation, and LADY LUCK BETTENDORF, L.C., an Iowa limited liability company (hereinafter collectively referred to as "LLB") and the CITY OF BETTENDORF, a municipal corporation of the State of Iowa (the "City").

     WHEREAS, City and LLB have entered into a Development Agreement dated August 16, 1994 (the "Development Agreement"); and

     WHEREAS, the Development Agreement provided for a development fee to be paid to the City of Buettendorf (the "Development Fee"); and

     WHEREAS, pursuant to 99F.10(3) of the Code of Iowa, the City is authorized to adopt an ordinance providing for an administration fee of up to fifty cents ($.50) for each person admitted to the Lady Luck Bettendorf Casino (the "Admission Fee"); and

     WHEREAS, accordingly, the City previously approved and adopted such an ordinance providing for an Admission Fee of fifty cents ($.50)(the "Admission Fee Ordinance"); and

     WHEREAS, the City and LLB desire to amend and increase the Development Fee in lieu of an Admission Fee with the increased Development Fee calculated as a percentage of the total adjusted gross receipts; and

     WHEREAS, the parties desire to amend the Development Agreement as provided herein.

     NOW, THEREFORE, it is agreed as follows:

     1. Paragraph 3 of the Development Agreement is hereby amended by renumbering that paragraph as 3A and supplementing the section with the following:

     "3B. Commencing September 1, 1998, in lieu of the foregoing paragraph 3A, LLB agrees to weekly pay a Development Fee to the City (in addition to the license fees paid to the Riverbend Regional Authority) equal to 1.65% of the adjusted gross receipts (as defined inss.99F.1(1) of the Iowa Code). In the event this Development Fee is adjusted downward by any future amendment of Chapter 99F of the Code of Iowa, any rule promulgated thereunder, or any ruling by any agency or court of competent jurisdiction construing the relevant law and/or regulation, LLB agrees to pay a fee to the City calculated to compensate the City for any resulting deficiency in the Development Fee (from the amount contemplated by this Agreement). Subject to the following conditions subsequent, Lady Luck Bettendorf agrees to pay to the City a minimum annual Development Fee of $1,020,000 (the "Floor Amount"). The Floor Amount will be computed on an annual basis from September 1 through

               August 31 of each year with any deficiency between the Floor Amount and the Development Fee due and payable on September 10, immediately following such year.

          3C. The Floor Amount shall terminate at LLB's option for any year during which any of the following conditions subsequent occur which result in a decrease of adjusted gross receipt to less than $64,000,000:

               a) a change in Illinois gaming law resulting in dockside gaming in the Illinois Quad Cities;

               b) introduction and operation of a fourth casino in the Quad City area;

               c) removal of the Lady Luck Bettendorf vessel for a hull inspection if required by applicable regulation; or

               d) any change in Chapter 99F of the Code of Iowa or to the rules promulgated thereunder by the Iowa Racing and Gaming Commission.

               If LLB so elects to terminate the Floor Amount, the City shall have the corresponding option to elect to receive for such year a Development Fee as computed under paragraph 3A above together with an additional adjustment equal to the maximum amount which could have been charged by the City as an Admission Fee under 99F.10(3) of the Code of Iowa"

          2. Paragraph 5 of the Development Agreement is hereby amended by supplementing the section with the following:

          "Paragraph 3B of this Agreement is expressly conditioned upon no Admission Fee being charged by the City as authorized by 99F.10(30) of the Code of Iowa. The absence of such an Admission Fee shall be a condition subsequent of LLB's obligations under paragraph 3B hereof."

          3. In all other aspects the parties hereto ratify and confirm the Development Agreement.

     4. This Amendment is expressly subject to approval by the Iowa Racing and Gaming Commission and will be effective on the later of September 1, 1998 or the effective date of the City's adoption of its resolution rescinding the Admission Fee Ordinance.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives as of the day and year first above written.

                                    CITY OF BETTENDORF, IOWA


                                    By  /s/ Ann Hutchinson
                                        ------------------------------------
                                            Ann Hutchinson
                                    Title:  Mayor


                                    By  /s/ Decker P. Ploehn
                                        ------------------------------------
                                            Decker P. Ploehn
                                    Title:  City Administrator


                                    LADY LUCK BETTENDORF, L.C.


                                    By
                                        ____________________________________
                                    Title:  Manager


                                    By
                                        ____________________________________
                                    Title:  Manager

                                           BETTENDORF RIVERFRONT DEVELOPMENT
                                           COMPANY, L.C.


                                           By  /s/ Michael L. Sampson
                                               -----------------------------
                                                   Michael L. Sampson
                                           Title:  Manager


                                           GREEN BRIDGE COMPANY


                                           By  /s/ Jeffrey D. Goldstein
                                               -----------------------------
                                                   Jeffrey D. Goldstein
                                           Title:  President


                                           LADY LUCK GAMING CORPORATION


                                           By  /s/ Andrew H. Tompkins
                                               -----------------------------
                                                   Andrew H. Tompkins
                                           Title:  President

                        AMENDMENT TO OPERATOR'S CONTRACT
                        --------------------------------

         THIS AMENDMENT TO OPERATOR'S CONTRACT (the "Amendment") is made this _____ day of August 1998, by and among GREEN BRIDGE COMPANY, an Iowa corporation, BETTENDORF RIVERFRONT DEVELOPMENT COMPANY, L.C., an Iowa limited liability company, LADY LUCK GAMING CORPORATION, a Delaware corporation, and LADY LUCK BETTENDORF, L.C., an Iowa limited liability company (hereinafter collectively referred to as the "Operator") and RIVERBEND REGIONAL AUTHORITY, an Iowa not-for-profit corporation ("RRA").

         WHEREAS, Operator and RRA have entered into an Operator's Contract dated August 11, 1994 (the "Operator's Contract"); and

         WHEREAS, the parties desire to amend the Operator's Contract as provided herein.

         NOW, THEREFORE, it is agreed as follows:

         1. Paragraph 5 of the Operator's Contract is hereby amended to read in its entirety as follows:

         "5. Commencing on September 1, 1998 and continuing for the term of this Contract, the Operator shall pay a fee to RRA equal to 4.1% of the adjusted gross receipts (as defined in Section 99F.1(1) of the Iowa Code). In order to assist RRA in its budgeting and grant process, subject to the foregoing conditions subsequent, Operator agrees to pay RRA a minimum annual fee of $3,000,000.00 (the "Floor Amount"). The Floor Amount will be reconciled on an annual basis from September 1 through August 31 of each year with any deficiency between the Floor Amount and the accumulated weekly percentage fee due and payable on September 10, immediately following such year. The Floor Amount shall be automatically terminated for any year during which any of the following conditions subsequent occur which result in a decrease of adjusted gross receipts to less than $64,000,000.00:

         a.) a change in Illinois gaming law resulting in dockside gaming in the Illinois Quad Cities;

         b.) introduction and operation of a fourth casino in either Rock Island or Scott Counties;

         c.) removal of the Lady Luck Bettendorf vessel for a hull inspection if required by applicable regulation; or

         d.) any change in Chapter 99F of the Iowa Code or regulations promulgated by the Iowa Racing and Gaming Commission (IRGC).

         From said sums, RRA shall be responsible for all of its administrative costs, the annual DCI investigation of its board members as may be required, all legal expenses, salaries, and all related costs associated with RRA's administration of the license. Operator covenants and agrees to pay all charges as required by IRGC. Operator agrees to hold RRA harmless for any such charges required by IRGC. The Operator shall provide at its expense, all necessary documentation to establish to the reasonable satisfaction of RRA and IRGC the computation of the fee set forth above. Operator agrees to pay to RRA and to account to RRA as required to comply with IRGC's rules and regulations. Operator shall pay the percentage fee required herein weekly by 12:00 Noon on Friday following the completion of each calendar week."

         2. Paragraph 7 of the Operator's Contract is hereby amended by increasing the termination fee from $500,000.00 to $1,000,000.00 which fee shall be payable within thirty (30) days.

         3. In all other respects the parties hereto ratify and confirm the Operator's Contract.

         4. This Amendment is expressly subject to approval by the Iowa Racing and Gaming Commission and will be effective on September 1, 1998. Operator further agrees to pay all legal and accounting expenses of RRA related to the negotiation, preparation and approval of the Amendment.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives as of the day and year first above written.

                                     RIVERBEND REGIONAL AUTHORITY



                                     By ________________________________________

                                     Its President



                                     By ________________________________________

                                     Its Secretary



                                     LADY LUCK BETTENDORF, L.C.



                                     By ________________________________________

                                     Title: Manager

                                       3

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                                    BETTENDORF RIVERFRONT DEVELOPMENT COMPANY,
                                    L.C.



                                    By /s/ Michael L. Sampson
                                       -----------------------------------------
                                           Michael L. Sampson
                                    Title: Manager


                                    GREEN BRIDGE COMPANY



                                    By /s/ Jeffrey D. Goldstein
                                       -----------------------------------------
                                           Jeffrey D. Goldstein
                                    Title: President


                                    LADY LUCK GAMING CORPORATION



                                    By /s/ Andrew H. Tompkins
                                       -----------------------------------------
                                           Andrew H. Tompkins
                                    Title: President

                                       4